Amended and Restated Schedule A

Dated November 5, 2014

to the

Fee Waiver Agreement

Effective as of January 25, 2011

Between

Equinox Funds Trust and Equinox Fund Management, LLC*

Fund	Effective Date
Equinox Chesapeake Strategy Fund	April 19, 2012
Equinox Crabel Strategy Fund	April 19, 2012
Equinox Campbell Strategy Fund	March 1, 2013
Equinox BH-DG Fund	December 31, 2013
Equinox Quest Tracker Index Fund	Commencement of Operations
Equinox Systematica Macro Fund	June 17, 2014
Equinox Aspect Core Diversified Strategy Fund	November 5, 2014

* As assigned pursuant to the Transfer and Assumption Agreement dated August 21, 2015, between Equinox Fund Management, LLC and Equinox Institutional Asset Management, LP

This Schedule A to the Fee Waiver Agreement is effective with respect to each Fund as of 27th day of July, 2017.

EQUINOX INSITUTIONAL ASSET MANAGEMENT, LP

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President

EQUINOX FUNDS TRUST, on behalf of each Fund

By:	/s/ Robert J. Enck

Name:	Robert J. Enck
Title:	President